Exhibit 24





                MERCANTILE BANKSHARES CORPORATION
                        POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors of MERCANTILE BANKSHARES CORPORATION, a Maryland Corporation, hereby constitute and appoint H. FURLONG BALDWIN and EDWARD K. DUNN, JR., or either of them acting alone, the true and lawful agents and attorneys in fact of the undersigned in each case with full power and authority in either of said agents and attorneys in fact, to sign for the undersigned and in their respective names as Directors of the Corporation the Annual Report of the Corporation to the Securities and Exchange Commission for the year 1995, on Form 10-K, filed under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Form 10-K hereby ratifying and confirming all acts taken by such agents and attorneys in fact, or either of them, as herein authorized.

Date:          March 12, 1996



/s/ William J. McCarthy  Director  /s/ George L. Bunting, Jr. Director
William J. McCarthy                  George L. Bunting, Jr.


/s/ Richard O. Berndt    Director  /s/ Morris W. Offit Director
Richard O. Berndt                      Morris W. Offit


/s/ Thomas M. Bancroft, Jr. Director  /s/ William C. Richardson Director
Thomas M. Bancroft,Jr.                    William C. Richardson


/s/ B. Larry Jenkins   Director    /s/ Robert D. Kunisch  Director
B. Larry Jenkins                         Robert D. Kunisch


/s/ Bishop L. Robinson Director    /s/ Christian H. Poindexter Director
Bishop L. Robinson                       Christian H. Poindexter


/s/ Donald J. Shepard   Director                            Director
Donald J. Shepard


/s/ Martin L. Grass     Director                            Director
Martin L. Grass


/s/ Calman J. Zamoiski, Jr.  Director                       Director
Calman J. Zamoiski, Jr.


/s/ James A. Block      Director                            Director
James A. Block


/s/ Brian B. Topping    Director                            Director
Brian B. Topping